EXHIBIT 10.7.2
Second Amendment to
Second Amended and Restated Revolving Loan Agreement

Second Amendment to Second Amended and Restated Revolving Loan Agreement

This Second Amendment to the Second Amended and Restated Revolving Loan Agreement (the “Amendment”), dated as of December 31, 2007, is entered into by and between Union Carbide Corporation, a New York corporation (the “Lender”) and The Dow Chemical Company, a Delaware corporation (the “Borrower”) effective as of August 1, 2009.

WHEREAS, the Lender and the Borrower are parties to the Second Amended and Restated Revolving Loan Agreement dated as of November 1, 2005 and amended by the First Amendment dated the 31st day of December 2007 (the “Loan Agreement”);

WHEREAS, the Lender and the Borrower wish to increase the Commitment Amount, and to change the Interest Rate, both as defined in the Loan Agreement;

NOW, THEREFORE, in view of the following terms and conditions and for other good and valuable consideration to the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

1.             To add the following Definition to the Loan Agreement as 1.14:

“TDCC Reference Rate” means the interest rate established for intercompany financing transactions by the Corporate Treasury Department of The Dow Chemical Company (Borrower).  This rate is set to LIBOR plus 280 basis point as of the effective date of this Amendment, any future changes to this rate will be effective if agreed between the Lender and the Borrower in writing.”

2.	Paragraph 2.1 of the Loan Agreement is hereby deleted and replaced as follows:

2.1	Advances

The Lender agrees, on the terms and conditions stated in this Agreement, to make advances to the Borrower (the “Advance(s)”) in an aggregate outstanding amount not to exceed $6,000,000,000 (Six Billion U.S. Dollars) (the “Commitment”) during the period from the Effective Date to the Maturity Date.  The amount of Advances outstanding from time to time under this Agreement is referred to as the “Loan”.  The amount of Advances repaid pursuant to Section 2.4(d) below prior to the Maturity Date, may be reborrowed subject to the limitations contained in this Agreement.

3.             Paragraph 2.3(a) of the Loan Agreement is hereby deleted and replaced as follows:

2.3                 Interest

 (a)           The Loan bears interest from day to day at an interest rate per annum (the “Interest Rate”) equal to the lesser of:

(i)	The TDCC Reference Rate minus 12.5 basis points; and

(ii)	The maximum rate allowable by law.

Interest accrues on unpaid principal amount of each Advance from the date each Advance is made to the date such Advance is payable in accordance with Section 2.4.

4.
Lender and Borrower expressly confirm that all amounts previously loaned by Lender to Borrower pursuant to the Loan Agreement (including those loaned in excess of the prior Commitment of Four Billion U.S. Dollars ($4,000,000,000) are deemed loaned hereunder.

5.	No Other Amendment or Waiver. Except as expressly amended by this Amendment, the Loan Agreement remains in full force and effect in accordance with its terms.

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6.
Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

7.	Governing Law. This Amendment and the rights and obligations of the parties to this Amendment will be governed by and construed and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives.

THE DOW CHEMICAL COMPANY	UNION CARBIDE CORPORATION

By:	/s/ ANDREAS UNTERSTE	By:	/s/ EUDIO GIL
Name:	Andreas Unterste	Name:	Eudio Gil
Title:	Director of Financial Operations,	Title:	Chief Financial Officer,
	Compliance and Technology		Vice President and Treasurer

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